FIFTH AMENDMENT TO LEASE


     THIS FIFTH AMENDMENT TO LEASE (the "Fifth Amendment") is dated as of December 5, 1996 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord") and ADEPT TECHNOLOGY, INC., a California corporation ("Tenant"), with reference to the following facts:

     A. Landlord's predecessor in interest and Tenant entered into that certain Lease dated July 18, 1986 as amended by a First Amendment dated January 14, 1987, a Second Amendment dated June 1, 1987, a Third Amendment dated September 13, 1991 and a Fourth Amendment dated November 7, 1994 (collectively, the "Original Lease") with respect to certain premises (the "Premises") more particularly described in the Original Lease.

     B. Landlord and Tenant now desire to modify and amend the Original Lease to reflect, among other provisions, the extension of the term, all as more particularly set forth below.


     NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Scope of Fifth Amendment. Except as expressly provided in this Fifth Amendment, the Original Lease shall remain in full force and effect. Except as expressly provided in this Fifth Amendment, the term "Lease" as used in the Original Lease shall refer to the Original Lease as modified by this Fifth Amendment. Capitalized terms used in this Fifth Amendment and not otherwise defined herein shall have the respective meanings set forth in the Original Lease.

     2. Modifications to Original Lease. Effective as of January 1, 1997 (the "Effective Date") the Original Lease is hereby modified as hereinafter set forth:

         (a) The monthly installment of Rent payable for the Premises from January 1, 1998 to and including December 31, 1998 shall be Ninety Two Thousand Four Hundred Forty Eight Dollars and No Cents ($92,448.00) per month; the monthly installment of Rent payable for the Premises from January 1, 1999 to and including December 31, 1999 shall be Ninety Seven Thousand Seventy Dollars and Forty Cents ($97,070.40) per month; and One Hundred One Thousand Six Hundred Ninety Two and Eighty Cents ($101,692.80) per month for the remaining term of the Lease, as extended hereby.

         (b) The termination date shall be December 31, 2000.

     3. Acceptance by Tenant of Premises. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Premises except as herein expressly set forth. Tenant acknowledges and agrees:
(a) that Tenant has been afforded ample opportunity to inspect the Premises, and has investigated its condition to the extent Tenant desires to do so, and (b) that Landlord has no obligation to remodel or make any repairs, alterations or improvements to the Premises or remediate any condition therein. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant has accepted the same in its then "AS IS" condition and that the Premises is in good and satisfactory condition at the time such possession was so taken.

     4. Payment of Commission. In connection with this Fifth Amendment, Tenant acknowledges that it has not used the services of a broker or other real estate licensee other than Grubb & Ellis and CPS (the latter is hereinafter referred to as "Landlord's Broker"). Landlord shall be responsible for the payment of the commission or fee, if any, owed to the foregoing two brokers pursuant to an agreement between Landlord and Landlord's Broker. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith Tenant and Landlord hereby agree to protect, defend and indemnify each other against and hold each other harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which either may sustain or incur by reason of such claim. The provisions of this Paragraph 4 shall survive the termination of this Fifth Amendment.

     5. Compliance with Law.

         (a) Tenant acknowledges that the Americans with Disabilities Act of 1990 and the Fair Housing Act of 1968 (collectively, as amended and as supplemented by further laws from time to time, the "Acts") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including prohibitions on discrimination against any individual on the basis of disability (which discrimination includes certain failures to design and construct facilities for first occupancy that are readily accessible to and usable by individuals with disabilities and certain failures, when making alterations affecting the usability of a facility, to make the same in such a manner that such altered portions are readily accessible to and usable by individuals with disabilities). Accordingly Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the Acts and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the Acts throughout the Term. Tenant shall, at its sole cost and expense, make all alterations and improvements necessary to make the Premises comply with the Americans With disabilities Act (ADA"). Landlord shall, at its sole cost and expense, make all alterations and improvements necessary to make the Building, including all Common Areas thereof, comply with the ADA.

         (b) Without limiting any of its obligations set forth elsewhere in the Lease, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of the Landlord under the Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all reasonable rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste

Management  Requirements applicable to Landlord (i) as owner of the Premises and
(ii) in performing Landlord's obligations under the Lease, if any.

     6. Option to Extend.

         (a) Landlord hereby grants Tenant one (1) option to extend the Term of the Lease for an additional period of three (3) years (the "Option Term"), as to all (but not part) of the Premises as such may then exist, upon and subject to the terms and conditions set forth in this Section 6 (the "Option To Extend").

         (b) The Option Term shall commence immediately after the expiration of the Term of the Lease, as extended hereby. Tenant's hiring of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (a) the Rent shall be equal to the "Option Term Base Rent," defined and determined in the manner set forth below;
(b) Tenant shall accept the Premises, the Building and the Project in an "AS IS" condition without any obligation of Landlord to repaint, remodel, improve or alter the Premises, Building or Project or to provide Tenant any allowance for any of the foregoing, and (c) there shall be no further option or right to extend the Term of the Lease, or any right to renew this Lease during the Option Term. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the Option Term unless the context clearly requires otherwise.

         (c) Tenant's election to exercise the Option To Extend must be given to Landlord in writing no later than six (6) months prior to the expiration of the Term of the Lease, as extended hereby.

         (d) Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to the Option To Extend shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (a) at the time of exercise of the Option To Extend or at the time of commencement of the Option Term, there exists a default hereunder, or any act or omission on the part of Tenant which, with the passage of time or the giving of notice, or both, would constitute a default under hereunder, or (b) Landlord has given Tenant two (2) or more notices of the existence of a default hereunder, during the initial Term of the Lease, as extended hereby, whether or not such default is subsequently cured, or (c) a late charge has become payable pursuant to the Lease two (2) or more times during the initial Term of the Lease, as extended hereby, or (d) Tenant does not occupy all of the Premises at the time of exercise of the Option To Extend or at the time of commencement of the Option Term. In the event of a termination of the Option To Extend pursuant to this Section 6, Tenant shall reimburse Landlord for all cost and expense Landlord incurs in connection with Tenant's exercise of the Option, including, without limitation, with respect to any brokerage commissions.

         (e) The Option Term Rent for the Premises for the Option Term shall mean the greater of (a) the Rent payable by Tenant under this Lease for the twelve (12) month period immediately prior to the commencement of the applicable Option Term (the "Preceding Base Rent"), or (b) the "Market Rent", which as used herein shall mean the amount of Rent that Landlord could obtain from a third party desiring to lease the Premises under a lease containing terms and conditions substantially identical to those of this Lease, including with limitation additional rent payable by Tenant with respect to Building Costs, Project Costs, Taxes and Additional Taxes pursuant to the Lease, for the Option Term under market leasing conditions then existing, and taking into account the following: the length of term; the size, location, configuration and floor levels of the Premises; the type and quality of improvements in or amenities available to the Premises, Building and Project; age and location of the Building and Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations then obtainable for new leases of space comparable to the Premises in the locality of the Project; and other factors that would be relevant to a prospective lease by a third party of the Premises for the Option Term in determining what such party would be willing to pay therefore; but in each instance disregarding "Tenant Concessions", if any, then being offered to prospective new tenants of comparable space in the Project and in the locality of the Project. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances, moving allowances and lease takeovers. The determination of Market Base Rent based upon the foregoing criteria, shall be made by Landlord, in Landlord's sole discretion. Within thirty (30) days after Tenant's exercise of the applicable Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Base Rent for the Premises. If
Landlord's determination of the Option Term Base Rent is greater than the Preceding Base Rent for the applicable Option Term, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Option Term Base Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within ten (10) days after notice of Landlord's determination of Option Term Base Rent.

         (f) The Option To Extend is personal to Adept Technology, Inc., a California corporation in existence as of the date hereof and shall not be transferrable or assignable, by operation of law or otherwise, either in connection with an assignment of the Lease, or a sublease of all or part of the Premises, or otherwise. Any purported assignment of the Option To Extend shall be void and a material breach of this Lease shall constitute a default under this Lease. Time is of the essence to each and every term and condition of this
Section 6.

     7. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Fifth Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Fifth Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

     8. California Law. This Fifth Amendment shall be construed and governed by the laws of the State of California.

     9. Authority. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Fifth Amendment.

     10. Attorney's Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

     11. Entire Agreement; No Amendment. This Fifth Amendment constitutes the entire agreement and understanding between the parties herein named with respect to the subject of this Fifth Amendment and shall supersede all prior written and oral agreements concerning the subject matter contained herein. This Fifth Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this Fifth Amendment, fully understands all of the terms and conditions of this Fifth Amendment and hereby executed this Fifth Amendment freely, voluntarily and with full knowledge of its significance and with and upon advice of counsel.

     12. Severability. If any provision of this Fifth Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Fifth Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

     13. Counterparts. This Fifth Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Fifth Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

     14. Agreement to Perform Necessary Acts. Each party agrees that upon demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Fifth Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Fifth Amendment.

     15. Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Fifth Amendment.

     IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment as of the date first above written.



METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation


By:      /s/ Edward J. Hayes
   --------------------------------------

Print Name:  Edward J. Hayes

Its:  Assistant Vice President



ADEPT TECHNOLOGY, INC.,
a California corporation


By:      /s/ James E. Kuhl
   --------------------------------------

Print Name:  James E. Kuhl

Its: Vice President, Operations


                                                                                                    SCHEDULE II


                                                       ADEPT TECHONOLOGY, INC.
                                                  VALUATION AND QUALIFYING ACCOUNTS
                                                           (in thousands)



                                                     Balance         Additions
                                                       at            Charged to                       Balance
                                                    Beginning        Costs and                         at End
                Description                         of Period        Expenses      Deductions(1)      of Period
------------------------------------------          ---------        --------      -------------      ---------

Year ended June 30, 1995:
          Allowance for doubtful accounts              $240            $305            $ 63             $482

Year ended June 30, 1996:
          Allowance for doubtful accounts               482             277             294              465

Year ended June 30, 1997:
          Allowance for doubtful accounts               465             129             145              449

----------
(1) Includes write offs net of recoveries.